UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 26, 2012
Date of Earliest Event Reported: January 23, 2012

SANDALWOOD VENTURES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54507	68-0679096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Riverside House, Riverside Drive
Aberdeen, United Kingdom AB11 7LH
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: +44-122-422-4328

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 6, 2012, Edwin Slater, Sandalwood Ventures, Ltd.’s (the “Company’s”, “we” and “our”) sole Director approved the filing of a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”).  The Certificate of Change affected a 28:1 forward stock split of the Company’s (i) authorized and unissued; and (ii) issued and outstanding, shares of common stock, effective with the Secretary of State of Nevada on January 23, 2012 (the “Forward Split”), pursuant to Nevada Revised Statutes Section 78.209.  The Certificate of Change was effective with FINRA at the open of business on January 26, 2012 (the “FINRA Effectiveness Date”), and as a result, the Company’s common stock on the Over-The-Counter Bulletin Board will trade under the symbol “SWDZD” for 20 business days following the FINRA Effectiveness Date, after which time the symbol will once again become “SWDZ”.

Following the filing and effectiveness of the Certificate of Change and Forward Split, the Company has 7,000,000,000 shares of common stock, $0.001 par value per share authorized (compared to 250,000,000 shares of common stock, $0.001 par value per share authorized prior to the Forward Split)(“Common Stock”); 11,195,819,800 shares of Common Stock issued and outstanding (compared to 42,707,850 shares of Common Stock issued and outstanding prior to the Forward Split); and 50,000,000 authorized shares of preferred stock, $0.001 par value per share, of which no shares are outstanding (which number was not affected by the Forward Split).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1*	Certificate of Change Pursuant to NRS 78.209

* Filed herewith.
 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDALWOOD VENTURES, LTD.

Date: January 26, 2012	By: /s/ Edwin Slater
Edwin Slater
Chief Executive Officer